UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2016

NICOLET BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	000-37700	47-0871001
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

111 North Washington Street

Green Bay, Wisconsin 54301

(Address of principal executive offices)

(920) 430-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On April 29, 2016, Nicolet Bankshares, Inc. (“Nicolet”) completed its merger (the “Merger”) with Baylake Corp. (“Baylake”), pursuant to the terms of Agreement and Plan of Merger, dated September 8, 2015, by and between Nicolet and Baylake (the “Merger Agreement”). At 11:58 p.m. Central Time, the effective time of the Merger (the “Effective Time”), Baylake merged with and into Nicolet, with Nicolet surviving the Merger. Immediately following the Effective Time, Baylake’s wholly owned subsidiary, Baylake Bank, merged with and into Nicolet’s wholly owned subsidiary, Nicolet National Bank (the “Bank”) pursuant to the terms of the Plan of Merger (the “Bank Plan of Merger”) by and between the Bank and Baylake Bank (the “Bank Merger”).

As a result of the Merger, each issued and outstanding share of Baylake common stock (other than Baylake common stock held in treasury by Baylake or held directly or indirectly by Nicolet, which shares were canceled) were exchanged for the right to receive 0.4517 of a share of Nicolet common stock and cash in lieu of any fractional shares.

Subject to the exchange ratio of 0.4517, each restricted stock unit and option granted by Baylake, whether vested or unvested, was adjusted under a Baylake stock plan to be exercisable for Nicolet common stock.

In total, Nicolet issued approximately 4,335,000 shares of its common stock to former Baylake shareholders on April 29, 2016.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in the Introductory Note to this Current Report on Form 8-K is incorporated by reference in its entirety.

Baylake and Wilmington Trust Company, as Trustee, were parties to an Indenture, dated as of March 28, 2006 (the “Indenture”), pursuant to which Baylake issued $16,598,000 of its Floating Rate Junior Subordinated Note due 2036 (the “Debentures”). As permitted by the terms of the Indenture and in accordance with terms of the Merger Agreement, on April 29, 2016, Baylake, Nicolet and Wilmington Trust Company, as Trustee, entered into a First Supplemental Indenture (the “First Supplemental Indenture”) with respect to the Indenture. The First Supplemental Indenture provides that, effective April 29, 2016, Nicolet succeeded to and was substituted for Baylake with respect to all obligations on the Debentures with the same effect as if Nicolet had originally been named in the Indenture and all amendments thereto.

The foregoing summary of the First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the complete text of the First Supplemental Indenture, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note to this Current Report on Form 8-K is incorporated by reference in its entirety.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 in this Current Report on Form 8-K is incorporated by reference in its entirety.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note to this Current Report on Form 8-K is incorporated by reference in its entirety.

Departure of Directors

Five members of the Nicolet Board of Directors—Gary L. Fairchild, Michael F. Felhofer, Kim A. Gowey, Andrew F. Hetzel, Jr. and Therese B. Pandl—resigned effective upon the consummation of the Merger on April 29, 2016. None of the resigning directors resigned due to a disagreement with Nicolet. These five directors also resigned from the Board of Directors of the Bank effective upon the consummation of the Bank Merger on April 29, 2016.

Appointment of Officers

Effective immediately upon consummation of the Merger on April 29, 2016, and in accordance with the terms of the Merger Agreement, the Nicolet Board of Directors appointed Robert B. Atwell and Robert J. Cera as Co-Chairmen, Co-Presidents and Co-Chief Executive Officers of Nicolet. Mr. Atwell was previously the Chairman, President, and Chief Executive Officer. Mr. Cera was previously President and Chief Executive Officer of Baylake.

Effective immediately upon consummation of the Bank Merger on April 29, 2016, and in accordance with the terms of the Merger Agreement and the related Bank Plan of Merger, the Bank’s Board of Directors appointed Mr. Atwell and Mr. Cera as Co-Chairmen of the Bank and Mr. Daniels as President and Chief Executive Officer. Mr. Atwell was previously the Chairman and Chief Executive Officer of the Bank; Mr. Daniels was previously the President and Chief Operating Officer. Mr. Cera was previously the President and Chief Executive Officer of Baylake Bank.

Additional biographical information regarding Mr. Atwell, Mr. Cera and Mr. Daniels is provided in the Registration Statement on Form S-4, as amended, filed by Nicolet on November 24, 2015.

Election of Directors

Effective immediately upon consummation of the Merger on April 29, 2016, and in accordance with the terms of the Merger Agreement, the Nicolet Board of Directors increased the size of the board by three members and elected eight former Baylake directors—Robert W. Agnew, Robert J. Cera, Terrence R. Fulwiler, Thomas L. Herlache, Louis J. Jeanquart, William D. Murphy, Dean J. Nolden and Elyse Mollner Stackhouse—to fill the vacancies created by this increase and by the resignation of the five directors disclosed above.

Effective immediately upon consummation of the Bank Merger on April 29, 2016, and in accordance with the terms of the Merger Agreement and the related Bank Plan of Merger, the Bank Board of Directors increased the size of the board by three members and elected eight former Baylake Bank directors—Robert W. Agnew, Robert J. Cera, Terrence R. Fulwiler, Thomas L. Herlache, Louis J. Jeanquart, William D. Murphy, Dean J. Nolden and Elyse Mollner Stackhouse—to fill the vacancies created by this increase and by the resignation of the five directors disclosed above.

Additional biographical information regarding these new directors is provided in the Registration Statement on Form S-4, as amended, filed by Nicolet on November 24, 2015.

Compensatory Arrangements of Certain Officers

On April 29, 2016, Nicolet and the Bank entered into Employment Agreements with each of Robert B. Atwell, Robert J. Cera and Michael E. Daniels. Nicolet’s entry into an Employment Agreement with Mr. Cera was a condition to the consummation of the Merger. Copies of the Employment Agreements are attached hereto as Exhibits 10.2, 10.3 and 10.4. The following summary of the key provisions of the Employment Agreements is qualified by the full text of the agreements.

The Employment Agreements with Mr. Atwell and Mr. Daniels serve to amend and restate their existing employment agreements, each dated April 17, 2012. Mr. Cera’s previous employment agreement with Baylake Bank was terminated upon consummation of the Merger and the effectiveness of his Employment Agreement with Nicolet and the Bank.

The Employment Agreements with Mr. Atwell and Mr. Daniels each provide for an initial three-year term, to be renewed automatically each day so that the term of the agreement remains three years unless either party gives notice of intent that automatic renewals shall cease. Mr. Cera’s Employment Agreement provides for a two-year term unless the parties mutually agree to extend.

Each Employment Agreement sets forth the executive’s base salary, which shall be reviewed for increases at least annually. The base salaries in the Employment Agreements are $360,000 for each of Mr. Atwell, Mr. Cera and Mr. Daniels. Each executive is also eligible to receive annual incentive compensation based on performance measures established by Nicolet’s Board. Mr. Atwell and Mr. Daniels are eligible to receive equity incentive awards in the discretion of the Board.

Mr. Cera’s Employment Agreement provides for a signing bonus in the amount of $250,000 to be paid on or prior to May 29, 2016, as well as a retention bonus, also in the amount of $250,000, to be paid provided that Mr. Cera remains employed on April 29, 2017 or has experienced an involuntary termination without Cause, or has resigned for Good Reason, as each such capitalized term is defined in the agreement, prior to that date. In addition, Nicolet shall make a grant of restricted stock to Mr. Cera in an amount equal to $1,000,000 (as measured by the closing price of Nicolet’s common stock on April 29, 2016), which shall vest in equal increments over five years. This equity award shall become immediately vested if Mr. Cera experiences an involuntary termination without Cause, or has resigned for Good Reason, prior to April 29, 2018.

The Employment Agreements provide for life insurance in an amount no less than $1,500,000 for Mr. Atwell and Mr. Daniels and $500,000 for Mr. Cera. In addition, the executives shall receive an automobile allowance, country club memberships, reimbursement of reasonable and necessary business expenses, and certain other benefit programs open to other similarly situated employees of Nicolet and the Bank.

The Employment Agreements provide for clawback of incentive compensation under certain circumstances.

The Employment Agreements provide for severance in the event of certain terminations, including an involuntary termination without Cause, or resignation for Good Reason. If either Mr. Atwell or Mr. Daniels experiences an involuntary termination without Cause or resigns for Good Reason during the term of the Employment Agreement, then such executive shall be entitled to receive severance equal to the executive’s base salary for a period of twelve months following such termination. If either Mr. Atwell or Mr. Daniels experiences an involuntary termination without Cause or resigns for Good Reason within six months following a Change of Control (as defined in the Employment Agreements), such executive shall receive, as liquidated damages in lieu of the twelve months salary continuation described above and all other claims, payments equal to two times his base salary and target bonus opportunity in effect immediately prior to the Change of Control. If the transaction constituting the Change of Control results from a person controlling more than 50% of the value or voting power of the Bank or acquiring more than 40% of the assets of the Bank, these payments will be made in a lump sum within sixty days of termination. For all other Change of Control transactions, the executive will receive this severance in the form of pay continuation. In addition, each of Mr. Atwell and Mr. Daniels is entitled to twelve months of health continuation coverage following an eligible termination after a Change of Control.

Mr. Cera’s Employment Agreement provides for severance in an amount equal to $2,000,000, payable in a lump sum, in the event that he experiences an involuntary termination without Cause or resigns for Good Reason during the term of his Employment Agreement. This payment is also due in the event of Mr. Cera’s death or disability during the term of his Employment Agreement. The definition of Good Reason in Mr. Cera’s Employment Agreement includes, among other things, the failure of Nicolet to offer, at least ninety days prior to the expiration of his Employment Agreement, the opportunity to extend the term of his employment for at least two years on terms comparable to those provided in his current Employment Agreement.

Each executive has also agreed not to compete and not to solicit employees or customers of the Company or Bank for 24 months following termination, regardless of cause, as well as standard provisions requiring non-disclosure of confidential information.

Each Employment Agreement is also subject to certain tax and regulatory limitations.

Adoption of Baylake Plan

Nicolet assumed the Baylake Corp. 2010 Equity Incentive Plan at the Effective Time in order to provide for the administration of awards previously issued and continuing to be outstanding after the Effective Time. Immediately after the Effective Time, the Nicolet Board of Directors adopted an amendment, which, among other things, renamed the plan as the “Nicolet Bankshares, Inc. 2010 Equity Incentive Plan.” The foregoing summary of the plan and the amendment thereto is qualified by the full text of the Nicolet Bankshares, Inc. 2010 Equity Incentive Plan, which is attached hereto as Exhibit 10.5.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note to this Current Report on Form 8-K is incorporated by reference in its entirety.

On April 29, 2016, as required by the Merger Agreement, Nicolet’s Board of Directors adopted an amendment to Nicolet’s Bylaws (the “Bylaws Amendment”). The Bylaws Amendment allows the Board of Directors to elect or appoint Co-Chairmen of the Board, Co-Presidents or Co-Chief Executive Officers. A copy of the amended and restated Bylaws reflecting the Bylaws Amendment is attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

The financial statements and pro forma financial information required to be filed pursuant to Items 9.01(a) and (b) are not included in this report, but will be filed by amendment to this report no later than July 15, 2016 (71 calendar days after the date on which this initial report was required to be filed), as permitted by Items 9.01(a)(4) and (b)(2).

(d)	Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger by and between Nicolet and Baylake dated September 8, 2015 (incorporated by reference to the Current Report on Form 8-K filed by Nicolet on September 10, 2015).
3.1	Amended and Restated Bylaws

10.1	First Supplemental Indenture, dated April 29, 2016, by and among Nicolet, Baylake and Wilmington Trust Company.

10.2	Employment Agreement, dated April 29, 2016, by and among Nicolet, the Bank and Robert B. Atwell.

10.3	Employment Agreement, dated April 29, 2016, by and among Nicolet, the Bank and Robert J. Cera.

10.4	Employment Agreement, dated April 29, 2016, by and among Nicolet, the Bank and Michael E. Daniels.

10.5	Nicolet Bankshares, Inc. 2010 Equity Incentive Plan (formerly the Baylake Corp. 2010 Equity Incentive Plan).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2016	NICOLET BANKSHARES, INC.

	By:	/s/ Ann K. Lawson
Name: Ann K. Lawson
Title: Chief Financial Officer